EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


              THIS AGREEMENT, made effective as of the 1st day of July, 1996, by and between CHRONIMED, INC., a Minnesota Corporation (the "Corporation"), and MAURICE R. TAYLOR, II, of Hennepin County, Minnesota, (hereinafter called "Employee"),

                              W I T N E S S E T H:

              WHEREAS, Employee is presently serving as President/CEO of the Corporation; and

              WHEREAS, the Corporation desires to continue to employ the Employee as its President/CEO in accordance with the following terms, conditions and provisions; and

              WHEREAS, the Employee desires to perform such services for the Corporation, all in accordance with the following terms, conditions and provisions;
              NOW, THEREFORE, in consideration of the mutual convenants herein contained, it is agreed as follows:

              SECTION 1. EMPLOYMENT AND DUTIES. The Corporation hereby continues Employee's employment, and Employee hereby accepts such employment, as the Corporation's President/CEO, to perform the duties of managing the Corporation, subject always to the control and direction of the Board of Directors of the Corporation (the "Board of Directors"). Employee shall devote his full time and best efforts to the performance of services hereunder and to the advancement of the Corporation's business and affairs.

              1.1 Employee shall also perform such other duties, including administrative duties, in connection with the Corporation's business as shall from time to time be assigned to him by the Board of Directors.

              1.2 Employee, as President/CEO, shall hire, terminate and set the terms of employment for all personnel of the Corporation, except other Officers.

              1.3 Employee, as President/CEO, shall select marketing strategy, including, but not limited to, establishing and expanding marketing and sales of the Corporation's products and services and setting prices and discounts to customers.

              1.4 Employee, as President/CEO, shall, subject to review and approval by the Board of Directors, supervise and make recommendations to the Board of Directors with respect to the financial affairs of the Corporation, including, but not limited to, designating the bank or depository of the Corporation's funds and the borrowing of money. An annual budget and business plan, including a cash flow and capital expenditure plan, will be prepared under Employee's supervision and submitted to the Board of Directors prior to the beginning of each fiscal year for the Board's review and approval.

              1.5 Employee, as President/CEO, shall establish and maintain operating procedures, including, but not limited to, setting policies and procedures for the development of the Corporation's products and services, establishing working hours and establishing policy and procedures for other personnel matters and establishing policy and procedures for the sale of the Corporation's product.

              SECTION 2. COMPENSATION. Employee shall receive as compensation for the full and faithful performance of his obligations hereunder, including the performance of services as an officer, director or member of any committee of the Board of Directors, a salary for the time periods and in the amounts as follows:

             Time Period                     Full Year's Compensation
             -----------                     ------------------------

          7/1/96 - 6/30/97                           $290,000
                                      (minimum for 3 year contract duration)

          7/1/97 - 6/30/99           To be determined, based upon corporation
                                      performance and employee performance.

              In addition to the base salary for the designated time periods, employee will be eligible to earn an annual cash incentive and an annual stock option grant under the provisions of the incentive programs in place at the time of the salary adjustments.

              SECTION 3. TERM. This Agreement shall commence and become effective as of July 1, 1996, and, unless sooner terminated as provided in
Section 11, shall terminate as of June 30, 1999, the end of the Corporation's fiscal year; provided, however, that the bonus, if any, payable to Employee with respect to the Corporation's fiscal year ending June 30, 1999, shall be paid after the end of such fiscal year as provided herein.

              SECTION 4. EXPENSES. The Corporation will reimburse Employee for reasonable expenses incurred by Employee in connection with the business of the Corporation according to policies promulgated from time to time by the Board of Directors upon presentation by Employee of appropriate substantiation for such expenses. During the term of his Employment, Employee shall receive an automobile allowance of $500.00 per month.

              SECTION 5. EMPLOYEE BENEFIT PLANS. During the term of his employment, Employee shall be entitled to participate in any employee benefit plan or plans established and maintained by the Corporation for its employees, in accordance with the eligibility requirements and other terms and provisions of such plan or plans. Employee acknowledges and agrees that the Corporation is under no obligation to Employee to establish or maintain any employee benefit plan in which Employee may participate, and that the terms and provisions of any employee benefit plan of the Corporation are matters solely within the exclusive province of the Board of Directors.

              SECTION 6. VACATION AND TIME OFF. Employee shall be entitled to three (3) weeks of vacation in each year of employment under the terms of this Agreement without reduction of salary. Unused vacation time may be carried over to future years of employment with a maximum accrual of 160 hours at any point in time. In addition, the Employee shall be entitled to such additional time off from work, without loss of compensation, for attendance at professional meetings, conventions and educational courses in accordance with the Corporation's general policy in this regard, as from time to time determined by its Board of Directors.

              SECTION 7. INSURANCE. Employee agrees that the Corporation, in the discretion of its Board of Directors, may apply for and procure on its own behalf, life insurance on the life of Employee, for the purpose of protecting the Corporation against loss caused by the death of the Employee. Employee agrees to submit to medical examination and to execute or deliver any documentation reasonably required by the Corporation's insurer in order to effectuate such insurance.

              Additionally, the Corporation shall, during each year of employment, apply for and procure on behalf of Employee, life insurance in the amount of $200,000 on the life of Employee, for the purpose of protecting Employee's designated beneficiaries in the event of Employee's death.

              SECTION 8. MEDICAL AND DENTAL COVERAGE. During his employment, Employee shall be entitled to medical and dental coverage provided by the Corporation, as it is offered to other employees of the Corporation.

              SECTION 9. LEAVE OF ABSENCE. The Board of Directors may, from time to time, grant a leave of absence to Employee. The Employee shall have no right under this Agreement to any compensation during such period of leave of absence, unless the Board of Directors fixes and determines an amount of compensation to be paid to Employee during a period of leave of absence. If Employee fails to return to active employment with Employer within fifteen (15) days after termination of a leave of absence, Employee shall be deemed to have breached this Agreement as of the end of said period of leave of absence.

              SECTION 10. SICK LEAVE AND DISABILITY.

              10.1 The Employee shall be entitled to ten (10) calendar days of sick leave in each year of employment hereunder without loss of compensation. Unused sick leave shall not be carried over to future years of employment under this Agreement.

              10.2 Notwithstanding any other provision of this Agreement, if Employee is "totally disabled" (as that term is defined in Section 13) for an aggregate of 180 calendar days in any one calendar year of employment under the terms of this Agreement, then the Corporation shall not be obligated to pay to Employee the compensation provided in this Agreement for any period of "total disability" during such year in excess of 120 days. In such event, Employee's salary under Section 2 shall be prorated for such year of employment in the same manner as if this Agreement had been terminated at the end of said 120th day.

              SECTION 11. TERMINATION. This Agreement, including the Corporation's obligation pursuant to Section 2 hereof to pay compensation to the Employee, shall be terminated upon the happening of any one of the following events:

              (a) At any time by mutual agreement in writing between the Corporation and the Employee;

              (b)           Upon the death of the Employee;

              (c) At the Corporation's option, if Employee shall be "totally disabled" for a continuous period of time in excess of nine (9) months under the term of this Agreement. The Corporation's said option shall be exercised by giving at least thirty (30) days prior written notice thereof to Employee.

              (d)           At the option of either party hereunder after thirty
                            (30) days prior written notice given to the other party, in the event of a breach of any term or provision of this Agreement by the other party which has not been cured within said thirty-day period.

              (e) At the option of either party, without cause, by one year's advance notice to the other party.

              For the purposes of subparagraph (d) above, Employee shall be in breach of a term or provision of this Agreement if (i) Employee fails or refuses to perform his employment duties hereunder after reasonable request by the Board of Directors, (ii) Employee willfully engages in conduct injurious to the Corporation, monetary or otherwise; (iii) Employee is convicted of a felony or convicted of a misdemeanor which materially impairs Employee's ability to perform Employee's duties with the Corporation, or (iv) Employee breaches Employee's other covenants hereunder.

              In the event that the Corporation terminates Employee for any reason other than those set forth in subparagraphs (a) through (d) above, including a termination without cause pursuant to subparagraph (e), then:

              (a) For so long as the Corporation continues Employee's employment on the same terms and conditions, in all material respects, as before notice of termination is received, Employee shall be entitled to all the payments and benefits specified hereunder; and

              (b) If the Corporation requires Employee to cease performing services in accordance with this Agreement before one year has passed from the date (the "Notice Date") the Employee receives notice of his termination, then, for the balance of said one-year period (the "Severance Period"), Employee shall be entitled (i) to be paid his salary at the rate in effect when he ceased performing service,
                            (ii) to payment of a bonus equal to the minimum bonus which would be payable for the fiscal year or years in which the Termination Period falls (prorated for the minimum bonuses over two fiscal years if the Severance Period spans two fiscal years, and also prorated if the Severance Period is less than 12 months), and (iii) to receive the other benefits specified hereunder, including the automobile allowance, life insurance coverage, medical and dental coverage and participation in other employee benefit plans to the extent applicable. Employee shall have no duty to mitigate during the Severance Period and shall be entitled to the foregoing payments and benefits regardless of whether Employee obtains other employment.

              During any such Severance Period, the Covenant Not to Compete set forth in Section 13 hereof shall be effective without the Corporation being required to make any payments in addition to those specified above. In addition, the Corporation shall be entitled to extend the Covenant Not to Compete for an additional period of one year after the end of the Severance Period by making the payments as described in Section 13.

              The foregoing provisions shall apply, and the Corporation shall be deemed to have terminated Employee and required Employee to cease providing services in accordance with this Agreement, if the Corporation makes a material adverse change in the nature or scope of Employee's authority, office, powers, functions and duties or responsibilities or any other material aspect of his employment.

              SECTION 12. TOTAL DISABILITY. For purpose of this Agreement, Employee shall be considered to be "totally disabled" when he is considered to be totally disabled by any insurance company used by the Corporation to provide disability benefits for the Employee, and Employee shall continue to be considered "totally disabled" until such insurance company ceases to recognize his as "totally disabled" for purposes of disability benefits. If no such disability insurance policies are in force for the benefit of Employee, or if for any reason an insurance company fails to make a determination of the question of whether Employee is "totally disabled", Employee shall be considered to be "totally disabled" if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Corporation. The existence of "total disability" of Employee, the date it commenced, and the date it ceases, shall be determined by the Board of Directors and the Employee. If, however, the parties cannot agree, then any such determination shall be made after examination of Employee by a medical doctor selected by the Board of Directors, and a medical doctor selected by the Employee. If the medical doctors cannot agree, a third medical doctor shall be selected by the two doctors and the conclusion of a majority of said doctors shall be final and binding on the parties.

              SECTION 13. COVENANT NOT TO COMPETE. Employee hereby covenants and agrees that during the initial term of this Agreement, any renewal thereof, and, if the Corporation makes the election and payments specified below, for a period of one (1) year after termination of Employee's employment (or the Severance Period, if applicable), he shall not be engaged within the United States, either directly or indirectly, in any manner or capacity, whether as an adviser, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity, or own beneficially, or of record, five percent (5%) or more of the outstanding stock of any class of equity securities in any corporation, in competition with the business then being conducted by the Corporation.

              13.1 The foregoing covenant shall also apply during the Severance Period as defined in Section 11 above, provided the Corporation is making the payments required during the Severance Period.

              Within ten (10) days after Employee's termination of employment, or the expiration of the Severance Period, if the Corporation has complied with its obligations during the Severance Period, the Corporation may give written notice to Employee that it wishes to extend the foregoing Covenant Not to Compete for an additional period of one (1) year. By giving any such Notice, the Corporation agrees that during said one-year period it will pay Employee monthly payments at the salary level in effect for Employee on the date of his termination of employment with the Corporation. Said amount shall be paid in equal monthly installments, in advance, provided that the first payment shall be made no later than the date on which said written notice is delivered by the Corporation.

              Failure to give the aforesaid notice before the expiration of said ten-day period shall constitute a waiver of any right to extension of the Covenant Not to Compete. Once the Corporation delivers such notice, it shall be obligated to make the payments for the entire 12-month period.

              13.2 It is understood that if Employee should breach the aforesaid covenant of noncompetition, the Corporation would suffer irreparable harm for which a recovery of money damages would be an inadequate remedy. If is therefore agreed that the Corporation shall be entitled, as a matter of right, in any court of competent jurisdiction, to a mandatory injunction restraining and enjoining Employee, pending litigation, as well as upon final determination thereof, from attempting to violate or violating the aforesaid covenant of noncompetition; and it is further agreed that the Corporation's right to such injunctive relief shall be cumulative with and in addition to any other rights, remedies or actions which the Corporation may have against Employee.

              SECTION 14. CONFIDENTIALITY.

              14.1 Employee will in the course of his employment by the Corporation have access to confidential or proprietary data or information of the Corporation. Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Corporation similar to those contained in this Agreement) or use to the detriment of the Corporation or for the benefit of any other person of such data or information. The provisions of this Section 14.1 shall survive Employee's employment hereunder whether by the normal expiration of that employment or otherwise. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public including, without limitation, personnel information, financial information, customer lists, supplier lists, trade secretes, secret processes, know-how, computer data and programs, pricing, marketing and advertising data. The Employee acknowledges and agrees that any confidential or proprietary data or information that Employee has heretofore acquired was received in confidence and as a fiduciary with respect to the business of the Corporation.

              14.2 All written materials, records and documents made by Employee or coming into Employee's possession during the term of employment concerning any products, processes, information or services used, developed, investigated or considered by the Corporation, or otherwise concerning the business or affairs of the Corporation, shall be the sole property of the Corporation and upon termination of Employee's employment, or upon request by the Board of Directors during Employee's employment, Employee shall promptly deliver the same to the Corporation. In addition, upon termination of Employee's employment, or upon request of the Board of Directors during Employee's employment, Employee shall deliver to the Corporation all other property of the Corporation in Employee's possession or under Employee's control including, but not limited to, financial statements, marketing and sales data and other documents and all Employer credit cards.

              SECTION 15. OTHER BUSINESS ACTIVITIES OF EMPLOYEE.

              15.1 Employee will not serve as an officer of another company -- including positions, such as treasurer or secretary, which involve significant duties -- without the prior consent of the Board of the Corporation.

              15.2 Employee may serve on the Boards of companies other than the Corporation, or in similar capacities with other companies, provided that such companies are not in competition with the Corporation with the Corporation and provided that Employee's service in such capacity does not materially interfere with his performance of his duties hereunder.

              SECTION 16. NOTICE. Any notice or other communication required or desired to be sent pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally or when deposited in the mails, certified or registered, return receipt required, and with the proper postage prepaid, addressed as follows:

              If to the Corporation:

              Chronimed, Inc.
              Suite 250, Ridgedale Office Center
              13911 Ridgedale Drive
              Minnetonka, Minnesota  55305

              If to the Employee:

              Maurice R. Taylor, II
              550 East Long Lake Road
              Wayzata, Minnesota  55391

or such other address as either party hereto may designate for itself or written notice given to the other party from time to time in the manner herein and above provided.

              SECTION 17. WAIVER. This Agreement shall not be modified or amended except by a further written document signed by Employee and approved by the Board of Directors. No provisions hereof may be waived except by an Agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

              SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

              SECTION 19. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the employment of Maurice R. Taylor, II by the Corporation, and shall not be modified or amended except in writing signed by both of the parties hereto.

              SECTION 20. APPLICABLE LAW. This Agreement shall be subject to and governed by the laws of the State of Minnesota, and all questions concerning the meaning and intention of the terms of this Agreement and concerning the validity hereof and questions relating to performance hereunder shall be adjudged and resolved in accordance with the laws of that state.

              SECTION 21. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefits of the parties hereto, and their respective heirs, successors, legal representatives and assigns.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 22nd day of April, 1996.


CHRONIMED, INC.

By /s/ Norman A. Cocke
   -----------------------------------
Its Sr. Vice President/CFO

And /s/ Charles V. Owens, Jr.
    ----------------------------------
Its Chairman, Compensation Committee


EMPLOYEE

/s/ Maurice R. Taylor, II
- --------------------------------------
Maurice R. Taylor, II